Exhibit 99.1

News Release

FOR RELEASE:	CONTACT:
Date October 31, 2011	Gerry Gould, VP-Investor Relations
Time 8:00 am Eastern	Tel. (781) 356-9402
gerry.gould@haemonetics.com Alt. (781) 356-9613
Haemonetics Reports 8% Revenue Growth for Second Quarter of Fiscal 2012, Adjusted Earnings Per
Share of $0.72 and Updates Previously Provided Full Year Earnings Guidance
Braintree, MA, October 31, 2011— Haemonetics Corporation (NYSE: HAE) today reported second quarter 2012 GAAP net revenues of $179.4 million, up 8%, net income of $13.9 million, down 35%, and earnings per share of $0.54, down 36%. Excluding transformation costs and contingent consideration income, adjusted second quarter net income was $18.7 million, down 7%, and adjusted earnings per share was $0.72, down 9%. Excluding currency impacts, net revenue was up 6% in the quarter.1
Year to date, Haemonetics reported GAAP net revenues of $350.0 million, up 6%, net income of $30.8 million, down 22%, and earnings per share of $1.18, down 23%. Excluding transformation costs and contingent consideration income, adjusted first half net income was $35.8 million, down 9% and adjusted earnings per share was $1.37, down 11%. Excluding currency impacts, first half fiscal 2012, net revenue was up 4%.1
Brian Concannon, Haemonetics’ President and CEO, said: “The quality issues with the OrthoPAT® device recall and HS Core Bowl continued to negatively impact our operating income and earnings per share in the second quarter. We have determined the root cause for both products, and remediation and recovery plans are well underway. However, we have now concluded that we underestimated the costs to remediate and the impact that dealing with the quality issues had on elements of our business. Our revised guidance fully reflects our learning. We expect to put these issues behind us by the end of the fiscal year.”
STRATEGIC AND SEGMENT GROWTH HIGHLIGHTS
Haemonetics continues to make progress expanding its business. The Company reported the following second quarter fiscal 12 highlights:
•	14% revenue growth in plasma disposables, as increasing collection volumes drives revenues.

•	7% revenue growth in the software business, a key enabler of blood management solutions.

•	22% revenue growth in diagnostic disposables products, with rapid uptake by leading US hospitals.

•	IMPACT® accounts increasing to 226 as more customers embrace the value of blood management.

•	The OrthoPAT recall remains on track with over 500 devices replaced to date.
In the quarter Haemonetics reported adjusted gross margin of 50.9%, down 170 basis points, and adjusted operating margin of 14.2%, down 270 basis points. The Company’s adjusted operating expenses were $65.8 million, up 10%. Gross and operating margins were significantly impacted by the recall of OrthoPAT devices. The negative impact on operating results associated with the OrthoPAT recall and other product quality initiatives was approximately 180 basis points of gross margin, $4 million of operating earnings or $0.12 per share in the quarter and 170 basis points of gross margin, $7 million of operating earnings or $0.20 per share year to date.
     Mr. Concannon added: “Despite the quality issues, the fundamentals of this business remain strong. With the exception of OrthoPAT® disposables, where the recall impacted revenues, we saw continued growth across all other product categories. We continue to see a growing demand for our products and services as more customers seek economic savings and improved clinical outcomes using our blood management solutions.”

As noted, in the quarter revenues were $179.4 million, up 8%. A break-down vs. the prior year quarter follows:
Plasma
Plasma disposables revenue was $64.4 million, up 14%. Momentum continued in Haemonetics’ plasma business in the quarter following a cyclical adjustment in the commercial Plasma business last year. Plasma revenues are still being negatively impacted by a change in collection practices in Japan.
Blood bank
Platelet disposables revenue was $42.2 million, up 6%. Platelet revenues continue to benefit from strong sales in emerging markets.
Red cell disposables revenue was $11.6 million, up 3%. Red cell revenues grew due to increasing demand for red cells as the Company leveraged its IMPACT selling approach in the market.
Hospital
Surgical disposables revenue was $16.2 million, up 1%. The Elite® product launch is expected to accelerate in the second half of fiscal 12. OrthoPAT orthopedic perioperative autotransfusion system disposables revenue was $7.3 million, down 12% and remains impacted by the voluntary recall of pre-2002 devices.
Diagnostics revenue was $5.7 million, up 22%. Revenue growth related to the TEG® Thrombelastograph® Hemostasis Analyzer business was also driven by the Company’s IMPACT initiative.
Software Solutions revenue was $17.2 million, up 7%. The enhanced offering of software products for Blood Bank and Hospital customers continues to drive revenue growth.
Equipment and other revenue was $14.8 million, up 4% following a first quarter in which a 13% decline occurred. Equipment revenues are influenced by the timing of tenders and capital budgets.
Haemonetics reported second quarter fiscal 12 revenue growth in all regions with sales up 10% in North America, 9% in Japan, 13% in Asia and 1% in Europe.
Cash Flow and Share Repurchase Activity
The Company reported continued strong cash flows. Excluding transformation costs in fiscal 12 and 11 and deal costs in fiscal 11, adjusted first half operating cash flow was $57.1 million, up 8%, and free cash flow was $33.4 million, up 15%. During the second quarter of fiscal 12, the Company repurchased approximately 852,400 of its common shares in the open market, completing its authorized $50 million repurchase program.
Guidance
The company now expects fiscal year 12 revenue growth of 6-7%, slightly above the high end of its previous guidance range. Plasma is now expected to grow 11-12% and hospital products 0-2% due to the quality remediation. Full year adjusted gross margin is now expected to approximate 52%, operating income $110 — $112 million, earnings per share $3.00 — $3.10 and free cash flow in excess of $70 million.
These new estimates reflect an increase in the estimated full-year impact of the OrthoPAT and HS Core quality issues. The impact on operating income due to lost sales and gross margin and increased quality and regulatory expenses, is now expected to be approximately $13 million or $0.37 per share, up from our previous estimate of $9 million or $0.25 per share.

Full year guidance also includes revised estimates of operations cost savings delays and hospital product sales delays, other than OrthoPAT, enumerated in the table which follows:
$ million, except per share

	Adjusted Operating Income		Adjusted EPS
	Low	High	Low	High
Previous Guidance	$124	$125	$3.35	$3.45
Cost of quality increase	(4)	(4)	$(0.12)	$(0.12)
Operations cost savings delays	(3)	(3)	$(0.08)	$(0.08)
Hospital product sales delays	(4)	(4)	$(0.10)	$(0.10)
Other, net	(2)	(2)	$(0.05)	$(0.05)

Current Guidance	$110	$112	$3.00	$3.10

More information on the impact of the cost of quality on our adjusted operating results and our outlook for the full year can be found on our web site at http://www.haemonetics.com.1
CONFERENCE CALL
Haemonetics will host a webcast on Monday, October 31, 2011 at 10:00 am Eastern to discuss these results. Interested parties can participate at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=72118&eventID=4204617
Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve clinical outcomes and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world. Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.
This release contains forward-looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, product quality, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements. Information set forth in this press release is current as of today and the Company undertakes no duty or obligation to update this information.
     1 A reconciliation of GAAP to adjusted financial results is included at the end of the financial sections of this press release as well as on the web at http://www.haemonetics.com. GAAP results include the following items which are excluded from adjusted results: $8.5 million of pre-tax restructuring and transformation costs and $1.6 million of contingent consideration income in the second quarter of fiscal 2012; $1.1 million in pre-tax restructuring and transformation costs and $1.9 million of contingent consideration in the second quarter of fiscal 2011; $8.9 million of pre-tax restructuring and transformation costs and $1.6 million of contingent consideration income in the first half of fiscal 2012; and $2.9 million in pre-tax restructuring and integration costs and $1.9 million of contingent consideration in the first half of fiscal 2011. The second quarter and first half fiscal 2012 pre-tax restructuring and transformation costs excluded from adjusted financial results include $2.4 million of expenses for customer claims arising from the HS Core Bowl quality issue. Fiscal 2012 guidance excludes: $13-14 million of planned costs associated with the restructuring of the infrastructure supporting research, manufacturing and supply chain organizations and the software solutions business; and inventory write-downs and customer claims arising from the HS Core Bowl quality issue.

Haemonetics Corporation Financial Summary
(Unaudited data in thousands, except per share data)
Consolidated Statements of Income for the Second Quarter of FY12 and FY11

	10/1/2011	10/2/2010	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
NET REVENUES	$179,445	$166,833	7.6%
Gross profit	89,949	87,755	2.5%

R&D	10,350	7,954	30.1%
S,G&A	62,613	52,790	18.6%
Contingent consideration income	(1,580)	(1,894)	(16.6%)

Operating expenses	71,383	58,850	21.3%

Operating income	18,566	28,905	(35.8%)
Interest expense	(17)	(23)	(26.1%)
Interest income	749	493	51.9%
Other (expense), net	(287)	(216)	32.9%

Income before taxes	19,011	29,159	(34.8%)

Tax expense	5,131	7,821	(34.4%)

NET INCOME	$13,880	$21,338	(35.0%)

Net income per common share assuming dilution	$0.54	$0.85	(36.2%)

Weighted average number of shares
Basic	25,418	24,686
Diluted	25,843	25,228

			Inc/(Dec) vs
			prior year profit
			margin %
Profit Margins:
Gross profit	50.1%	52.6%	(2.5%)
R&D	5.8%	4.8%	1.0%
S,G&A	34.9%	31.6%	3.3%
Operating income	10.3%	17.3%	(7.0%)
Income before taxes	10.6%	17.5%	(6.9%)
Net income	7.7%	12.8%	(5.1%)

Consolidated Statements of Income for Year-to-Date FY12 and FY11

	10/1/2011	10/2/2010	% Inc/(Dec) vs
	As Reported	As Reported	Prior Year
NET REVENUES	$350,014	$329,872	6.1%
Gross profit	178,698	174,217	2.6%

R&D	18,959	15,875	19.4%
S,G&A	118,844	107,144	10.9%
Contingent consideration income	(1,580)	(1,894)	(16.6%)

Operating expenses	136,223	121,125	12.5%

Operating income	42,475	53,092	(20.0%)
Interest expense	(35)	(40)	(12.5%)
Interest income	767	460	66.7%
Other (expense)/income, net	(502)	22	(2381.8%)

Income before taxes	42,705	53,534	(20.2%)

Tax expense	11,877	14,277	(16.8%)

NET INCOME	$30,828	$39,257	(21.5%)

Net income per common share assuming dilution	$1.18	$1.54	(23.4%)

Weighted average number of shares
Basic	25,575	24,913
Diluted	26,029	25,459

			Inc/(Dec) vs
			prior year profit
			margin %
Profit Margins:
Gross profit	51.1%	52.8%	(1.7%)
R&D	5.4%	4.8%	0.6%
S,G&A	34.0%	32.5%	1.5%
Operating income	12.1%	16.1%	(4.0%)
Income before taxes	12.2%	16.2%	(4.0%)
Net income	8.8%	11.9%	(3.1%)

Revenue Analysis for the Second Quarter and Year-To-Date FY12 and FY11

	Three Months Ended
	10/1/2011	10/2/2010	% Inc/(Dec) vs
	As Reported	As Reported	Prior Year
Revenues by geography
United States	$86,339	$78,740	9.7%
International	93,106	88,093	5.7%

Net revenues	179,445	166,833	7.6%

Disposable revenues

Plasma disposables	64,408	56,514	14.0%

Blood bank disposables
Platelet	42,195	39,746	6.2%
Red cell	11,645	11,294	3.1%

	53,840	51,040	5.5%

Hospital disposables
Surgical	16,206	16,011	1.2%
OrthoPAT	7,295	8,281	(11.9%)
Diagnostics	5,659	4,647	21.8%

	29,160	28,939	0.8%

Subtotal	147,408	136,493	8.0%

Software solutions	17,199	16,125	6.7%
Equipment & other	14,838	14,215	4.4%

Net revenues	$179,445	$166,833	7.6%

	Six Months Ended
	10/1/2011	10/2/2010	% Inc/(Dec) vs
	As Reported	As Reported	Prior Year
Revenues by geography
United States	$172,734	$158,049	9.3%
International	177,280	171,823	3.2%

Net revenues	350,014	329,872	6.1%

Disposable revenues

Plasma disposables	127,168	112,431	13.1%

Blood bank disposables
Platelet	79,504	76,063	4.5%
Red cell	23,514	22,608	4.0%

	103,018	98,671	4.4%

Hospital disposables
Surgical	31,948	32,362	(1.3%)
OrthoPAT	15,049	17,238	(12.7%)
Diagnostics	11,273	9,355	20.5%

	58,270	58,955	(1.2%)

Subtotal	288,456	270,057	6.8%

Software solutions	35,359	32,585	8.5%
Equipment & other	26,199	27,230	(3.8%)

Net revenues	$350,014	$329,872	6.1%

Consolidated Balance Sheets

	Period ending
	10/1/2011	4/2/2011
Assets
Cash and cash equivalents	$183,421	$196,707
Accounts receivable, net	129,242	127,166
Inventories, net	101,444	84,387
Other current assets	26,993	40,571

Total current assets	441,100	448,831
Net PP&E	156,866	155,528
Other assets	225,756	228,905

Total assets	$823,722	$833,264

	Period ending
	10/1/11	4/2/11
Liabilities & Stockholders’ Equity
Short term debt & current maturities	$3,080	$913
Other current liabilities	107,726	107,758

Total current liabilities	110,806	108,671
Long-term debt	3,332	3,966
Other long-term liabilities	31,307	34,491
Stockholders’ equity	678,277	686,136

Total liabilities & stockholders’ equity	$823,722	$833,264

Free Cash Flow Reconciliation

	Three Months Ended
	10/1/2011	10/2/2010
GAAP cash flow from operations	$25,408	$30,730

Capital expenditures	(12,042)	(8,864)
Proceeds from sale of property, plant and equipment	111	151

Net investment in property, plant and equipment	(11,931)	(8,713)

Free cash flow after transformation and deal costs	13,477	22,017

Transformation and deal costs	2,807	2,325

	2,807	2,325

Free cash flow before transformation and deal costs	$16,284	$24,342

	Six Months Ended
	10/1/2011	10/2/2010
GAAP cash flow from operations	$52,539	$44,286

Capital expenditures	(23,843)	(24,088)
Proceeds from sale of property, plant and equipment	130	262

Net investment in property, plant and equipment	(23,713)	(23,826)

Free cash flow	28,826	20,460

Transformation and deal costs	4,585	6,383
Global Med employment contracts	—	2,122

	4,585	8,505

Free cash flow before transformation and deal costs	$33,411	$28,965

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures
Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.
These measures are used by management to monitor the financial performance of the business, inform business decision making, and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below, we have removed restructuring and transformation costs from our GAAP expenses. Our restructuring and transformation costs are principally related to HS Core customer related expenses, restructuring of certain departments and the disposal of a product line. We believe this information is useful for investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.
Non-GAAP Gross Profit
The use of these non-GAAP measures allows management to monitor the level of total gross profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.
Non-GAAP S,G&A and Non-GAAP Operating Expenses
The use of this non-GAAP measure allows management to monitor the ongoing level of spend that is necessary to support the business in a period when we are not transforming our business or completing an acquisition of in-process research and development. We establish our budgets, forecasts, and performance targets excluding these costs.
Non-GAAP Operating Income and Non-GAAP Income before Income Taxes
The use of these non-GAAP measures allows management to monitor the level of operating and total pre-tax profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.
Non-GAAP Net Income and Earnings per Share
The use of these non-GAAP measures allows management to monitor the level of net income and earnings per share excluding both the costs of our business transformation, as well as any related tax effects. We establish our budgets, forecasts, and performance targets on this basis.

Reconciliation of Non-GAAP Measures for the Second Quarter of FY12 and FY11

	Three Months Ended
	10/1/2011	10/2/2010
Non-GAAP gross profit
GAAP gross profit	$89,949	$87,755
Restructuring and transformation costs	1,381	—

Non-GAAP gross profit	$91,330	$87,755

Non-GAAP R&D
GAAP R&D	$10,350	$7,954
Restructuring and transformation costs	(1,356)	—

Non-GAAP R&D	$8,994	$7,954

Non-GAAP S,G&A
GAAP S,G&A	$62,613	$52,790
Restructuring and transformation costs	(5,792)	(1,120)

Non-GAAP S,G&A	$56,821	$51,670

Non-GAAP operating expenses
GAAP operating expenses	$71,383	$58,850
Restructuring and transformation costs	(7,148)	(1,120)
Contingent consideration income	1,580	1,894

Non-GAAP operating expenses	$65,815	$59,624

Non-GAAP operating income
GAAP operating income	$18,566	$28,905
Restructuring and transformation costs	8,529	1,120
Contingent consideration income	(1,580)	(1,894)

Non-GAAP operating income	$25,515	$28,131

Non-GAAP income before taxes
GAAP income before taxes	$19,011	$29,159
Restructuring and transformation costs	8,529	1,120
Contingent consideration income	(1,580)	(1,894)

Non-GAAP income before taxes	$25,960	$28,385

Non-GAAP net income
GAAP net income	$13,880	$21,338
Restructuring and transformation costs	8,529	1,120
Contingent consideration income	(1,580)	(1,894)
Tax benefit associated with non-GAAP items	(2,164)	(467)

Non-GAAP net income	$18,665	$20,097

Non-GAAP net income per common share assuming dilution
GAAP net income per common share assuming dilution	$0.54	$0.85
Non-GAAP items after tax per common share assuming dilution	$0.18	$(0.05)

Non-GAAP net income per common share assuming dilution	$0.72	$0.80

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchange rates of $1.20 per Euro, and 110 Yen to the $1.00. They also exclude the results of our foreign currency hedging program described in Note 7 to our consolidated financial statements in our Form 10-K.

Non-GAAP revenues
GAAP revenue	$179,445	$166,833
Foreign currency effects	(13,544)	(9,736)

Non-GAAP revenue — constant currency	$165,901	$157,097

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring, transformation costs and contingent consideration income	$18,665	$20,097
Foreign currency effects	(3,213)	(3,799)
Income tax associated with foreign currency effects	903	1,112

Non-GAAP net income — constant currency	16,355	17,410

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring, transformation costs and contingent consideration income	$0.72	$0.80

Foreign currency effects after tax per common share assuming dilution	$(0.09)	$(0.11)

Non-GAAP net income per common share assuming dilution — constant currency	$0.63	$0.69

Reconciliation of Non-GAAP Measures for FY12 and FY11

	Six Months Ended
	10/1/2011	10/2/2010
Non-GAAP gross profit
GAAP gross profit	$178,698	$174,217
Restructuring and transformation costs	1,381	—

Non-GAAP gross profit	$180,079	$174,217

Non-GAAP R&D
GAAP R&D	$18,959	$15,875
Restructuring and transformation costs	(1,356)	—

Non-GAAP R&D	$17,603	$15,875

Non-GAAP S,G&A
GAAP S,G&A	$118,844	$107,144
Restructuring and transformation costs	(6,129)	(2,863)

Non-GAAP S,G&A	$112,715	$104,281

Non-GAAP operating expenses
GAAP operating expenses	$136,223	$121,125
Restructuring and transformation costs	(7,485)	(2,863)
Contingent consideration income	1,580	1,894

Non-GAAP operating expenses	$130,318	$120,156

Non-GAAP operating income
GAAP operating income	$42,475	$53,092
Restructuring and transformation costs	8,865	2,863
Contingent consideration income	(1,580)	(1,894)

Non-GAAP operating income	$49,760	$54,061

Non-GAAP income before taxes
GAAP income before taxes	$42,705	$53,534
Restructuring and transformation costs	8,865	2,863
Contingent consideration income	(1,580)	(1,894)

Non-GAAP income before taxes	$49,990	$54,503

Non-GAAP net income
GAAP net income	$30,828	$39,257
Restructuring and transformation costs	8,865	2,863
Contingent consideration income	(1,580)	(1,894)
Tax benefit associated with non-GAAP items	(2,350)	(1,067)

Non-GAAP net income	$35,763	$39,159

Non-GAAP net income per common share assuming dilution
GAAP net income per common share assuming dilution	$1.18	$1.54
Non-GAAP items after tax per common share assuming dilution	$0.19	$(0.00)

Non-GAAP net income per common share assuming dilution	$1.37	$1.54

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchange rates of $1.20 per Euro, and 110 Yen to the $1.00. They also exclude the results of our foreign currency hedging program described in Note 7 to our consolidated financial statements in our Form 10-K.

Non-GAAP revenues
GAAP revenue	$350,014	$329,872
Foreign currency effects	(24,607)	(16,419)

Non-GAAP revenue — constant currency	$325,407	$313,453

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring, transformation costs and contingent consideration income	$35,763	$39,159
Foreign currency effects	(6,416)	(7,087)
Income tax associated with foreign currency effects	1,827	1,999

Non-GAAP net income — constant currency	31,174	34,071

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring, transformation costs and contingent consideration income	$1.37	$1.54
Foreign currency effects after tax per common share assuming dilution	$(0.18)	$(0.20)

Non-GAAP net income per common share assuming dilution — constant currency	$1.19	$1.34